SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant (X) Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           ( )  Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials

( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         EAGLE FINANCIAL SERVICES, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

( ) Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                         EAGLE FINANCIAL SERVICES, INC.
                                  P. O. Box 391
                              Berryville, VA 22611

                    Notice of Annual Meeting of Stockholders

      The Annual Meeting of Shareholders of Eagle Financial Services, Inc., (the "Corporation") will be held on Wednesday, April 19, 2000, at Noon at the John H. Enders Fire Company Social Hall, Berryville, Virginia. The purpose of the meeting shall be as follows:

     1. To elect four (4) directors for terms of three (3) years.

     2. To elect one (1) director for a term of one (1) year.

     3. To transact such other business as shall properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 17, 2000, as the record date for determining the shareholders of the Corporation entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

                       By order of the Board of Directors,


                           /s/ JAMES W. MCCARTY, JR.
                           -------------------------
                           James W. McCarty, Jr.
                           Vice President, Chief Financial Officer and Secretary

Berryville, Virginia
March 24, 2000

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. SHAREHOLDERS ATTENDING THE MEETING MAY PERSONALLY VOTE ON ALL MATTERS THEN CONSIDERED, AND ANY PROXIES PREVIOUSLY SUBMITTED BY THEM WILL BE REVOKED.

                                 PROXY STATEMENT

                                       OF

                         EAGLE FINANCIAL SERVICES, INC.

                               GENERAL INFORMATION

      This Proxy Statement is being furnished to the shareholders of Eagle Financial Services, Inc. (the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation to be voted at the Annual Meeting of Shareholders to be held on April 19, 2000, at Noon at the John
H. Enders Fire Company Social Hall, Berryville, Virginia, and at any adjournment thereof.

      The cost of solicitation of proxies and preparation of proxy materials will be borne by the Corporation. Solicitations of proxies will be made by use of the United States mail and may be made by direct or telephone contact by employees of the Corporation. Brokerage houses and nominees will be requested to forward the proxy materials to the beneficial holders of the shares held of record by these persons, and the Corporation will reimburse them for their reasonable charges in this connection. Shares represented by duly executed proxies in the accompanying form received by the Corporation prior to the meeting and not subsequently revoked will be voted at the meeting. The approximate date on which this proxy statement, the accompanying proxy card and Annual Report to Shareholders (which is not part of the Corporation's soliciting materials) are being mailed to the Corporation's shareholders is March 24, 2000.

      The purposes of the meeting are to elect directors, vote upon a proposed amendment to the Corporation's Articles of Incorporation to increase authorized Common Stock and to vote on such other business, if any, that may properly come before the meeting or any adjournment. The Corporation does not know of any other matters that are to come before the meeting. If any other matters are properly presented for action, the persons named in the accompanying form of proxy will vote the proxy in accordance with their best judgment. Each outstanding share of the Corporation's Common Stock is entitled to one vote on all matters submitted to shareholders at the meeting. There are no cumulative voting rights.

      Where a shareholder directs in the proxy a choice with respect to any matter that is to be voted on, that direction will be followed. If no direction is made, proxies will be voted in favor of the election of the directors and in the best judgment of Messrs. John F. Milleson, Jr., Lewis M. Ewing and Thomas T. Byrd on such other business, if any, that may properly come before the meeting or any adjournment. Any person who has returned a proxy has the power to revoke it at any time before it is exercised by submitting a subsequently dated proxy, by giving notice in writing to the Secretary of the Corporation, or by voting in person at the meeting.

      The close of business on March 17, 2000, has been fixed as the record date for the meeting and any adjournment. As of that date, there were approximately 1,423,797 shares of Common Stock outstanding. As of the record date, and on the date hereof, no person was known by the Corporation to own beneficially more than 5% of the outstanding shares of the Corporation's Common Stock. The directors and executive officers of the Corporation beneficially own in the aggregate 121,190.0537 shares of the Corporation's Common Stock, representing 8.51% of the amount outstanding on the date hereof.

                              ELECTION OF DIRECTORS

      The Board of Directors of the Corporation is structured into three classes with one class elected each year to serve a three-year term. All nominees are currently members of the Board. All have consented to be named and have indicated their intent to serve if elected. Those nominees receiving the greatest number of votes shall be deemed elected even though they may not receive a majority. Abstentions and broker non-votes will not be considered a vote for, or a vote against, a director. The directors who are nominated for a three-year term at this year's meeting are Marilyn C. Beck, Mary Bruce Glaize Randall G. Vinson, and James R. Wilkins, Jr. The director nominated for a one-year term at this year's meeting is John R. Milleson.

Information Concerning Directors, Nominees and Executive Officers

          The following table sets forth, as of February 15, 2000, certain information with respect to the directors, nominees for directors, and executive officers of the Corporation.


   Name, Age and Year

 First Became Director or                                      Shares of
Officer of the Corporation    Principal                      Common Stock      Percent
   or previously the        Occupation For                   Beneficially         of
 Bank of Clarke County     Past Five Years                      Owned           Class
----------------------     ---------------                   ------------      -------

John R. Milleson           President and CEO of the
Age 43                     Corporation; President and CEO,
Director since 1999        CEO, Bank of Clarke County        10,055.9663 (1)(2)    .71

John D. Hardesty           Partner/Manager, John O.
Age 68                     Hardesty & Son, a dairy farming
Director since 1963        operation; Chairman of the
                           Board of the Corporation,
                           Chairman of the Board,

                           Bank of Clarke County                  10,640 (1)       .75

Marilyn C. Beck            President, Lord Fairfax
Age 60                     Community College
Director since 1995                                                1,320 (1)       .09

Thomas T. Byrd             President and Publisher
Age 53                     Winchester Evening Star, Inc.
Director since 1995                                                5,300 (3)       .37

Lewis M. Ewing             Retired President and CEO of the
Age 65                     Corporation; Retired President and
Director since 1984        CEO, Bank of Clarke County        13,335.1859 (1)(2)    .94

Thomas T. Gilpin           President, Lenoir City Real
Age 46                     Estate Investment
Director since 1986                                          38,039.2210 (1)      2.67

John F. Milleson, Jr.      Chairman of the Board,
Age 71                     Loudoun Mutual Insurance Co.
Director since 1979                                               15,421 (1)      1.07

Robert W. Smalley, Jr.     President and CEO, Smalley
Age 48                     Package Co., Inc.
Director since 1989                                           6,027.1806 (1)       .42

Randall G. Vinson          Pharmacist, Owner Berryville
Age 53                     Pharmacy
Director since 1985                                          10,660.6798 (1)       .74

Mary Bruce Glaize          Homemaker
Age 44

Director since 1998                                             509.6202           .04


    Name, Age and Year

 First Became Director or                                      Shares of
Officer of the Corporation    Principal                      Common Stock      Percent
   or previously the        Occupation For                   Beneficially         of
 Bank of Clarke County     Past Five Years                      Owned           Class
----------------------     ---------------                   ------------      -------

James R. Wilkins, Jr.      President, Wilkins'
Age 54                     ShoeCenter, Inc.
Director since 1998                                           9,278.1975 (1)       .65

James W. McCarty, Jr       Vice President, Secretary
Age 30                     of the Corporation; Vice
Officer since 1995         President, Secretary and
                           Chief Financial Officer
                           Bank of Clarke County                606.0024 (1)(2)    .04


Directors and executive

Officers as a group (12)                                    121,190.0537          8.51

------------------------

(1) Includes shares held jointly with spouse and/or as custodian under the Virginia Uniform Gifts to Minors Act and/or as trustee under the terms of certain trusts.

(2) Amounts include shares of the Corporation's Common Stock allocated to participants and held in trust under the Bank of Clarke County Employee Stock Ownership Plan (the "ESOP Plan") as of December 31, 1998. As of such date, the ESOP Plan held 59,683 shares of Common Stock, or 4.19% of the total number of such shares outstanding. Of the shares of Common Stock held in the ESOP Plan, 4,360.1505 shares were held for the accounts of executive officers. Each participant in the ESOP Plan has the right to instruct the trustees of the ESOP Plan with respect to the voting of shares allocated to his or her account. The trustees, however, may use their discretion in voting any shares for which they received no instruction.

(3) Includes shares held by Winchester Evening Star, Inc., where the director is an executive officer of that corporation.

        On December 31, 1999, there were 12 individuals in the director and executive officer category, which includes eleven directors and two officers, one of whom (the President) is also a director and one of whom is not a director.

        John F. Milleson, Jr., a director of the Corporation, is the father of John R. Milleson, President and CEO of the Corporation.

Board and Committee Meetings of the Corporation

        During 1999, the Board of Directors of the Corporation held seven meetings. The Corporation has no standing Committees.

        The directors of the Corporation also serve as directors of the wholly-owned subsidiary, the Bank of Clarke County (the "Bank"). The Bank's Board held twelve meetings in 1999, plus one planning conference. During 1999 each director attended greater than 75% of the aggregate number of meetings of both Board of Directors and the Bank's Board committees of which he or she was a member. The Bank's Board has established the following committees: Loan, Audit, Personnel, Marketing and Trust. There is no nominating committee of the Board of Directors.

        The Loan Committee met twenty-two times to review the Bank's lending practices. The committee consists of Messrs. Byrd, Smalley, Ewing and Milleson.

     The Personnel Committee consists of Messrs. Smalley, Milleson and Dr. Beck. This committee met three in 1999 to review and monitor personnel activities in the Bank, including compensation.

        The Audit Committee met four times in 1999 to review the work of the Audit Department and to follow up on the examinations performed by the external auditors and the regulatory authorities. This committee consisted of Messrs. Byrd, Vinson, Dr. Beck and Mrs. Glaize.

     The Trust Committee met twelve times in 1999. The committee is composed of Messrs. Gilpin, Milleson, Jr., Ewing and Milleson. The purpose of the Trust Committee is to monitor the activities of the Trust Department of the Bank.

     The Marketing Committee met four times in 1999. The committee is composed of Messrs. Milleson, Jr., Vinson, Wilkins, Milleson and Mrs. Glaize. The committee meets to review the activities of the Marketing Department of the Bank.

Cash Compensation

        The Corporation did not pay any cash compensation to the executive officers of the Corporation in 1999.

        The following table shows the aggregate cash and cash equivalent compensation paid by the Bank for the years ended December 31, 1999, 1998 and 1997 to the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE


                                           Annual Compensation

                                          ---------------------
                                                               (e)
       (a)                                                 Other Annual
    Name and            (b)         (c)           (d)      Compensation
 Principal Position    Year       Salary($)    Bonus($)(1)    ($)(2)
 ------------------    ----       --------     ----------     ------

Lewis M. Ewing,        1999        74,522         --             --
 President and CEO     1998       118,500         --             --
 (Jan. 1-July 2)       1997       112,000         --             --

John R. Milleson,      1999        88,232         --             --
 President and CEO     1998        71,788         --             --
 (July 2-present)      1997        69,345         --             --

                                      Long-Term Compensation

                                      ----------------------
                                         Awards            Payouts
                                         ------            -------
                                    (f)          (g)
                                 Restricted   Securities     (h)           (i)
        (a)                         Stock     Underlying     LTIP       All Other
     Name and           (b)       Awards(s)    Options/     Payouts    Compensation
 Principal Position    Year          ($)        SARs(#)       ($)          ($)
 ------------------    ----          ---        -------       ---          ---

Lewis M. Ewing,        1999           --           --         --          21,527 (3)
 President and CEO     1998           --           --         --          21,833
 (Jan. 1-July 2)       1997           --           --         --          21,786

John R. Milleson,      1999           --           --         --           3,189 (4)
 President and CEO     1998           --           --         --           1,441
 (July 2-present)      1997           --           --         --           1,355


-------------------------------

(1) The Company does not maintain a bonus plan.

(2) The aggregate of this compensation does not exceed the lesser of $50,000 or 10% of the total salary and bonus for the named executive.

(3) Includes contributions of $840 to the 401(k) Savings Plan and $20,946 to the Executive Supplemental Income Plan.

(4) Includes contributions of $2,869 to the 401(k) savings Plan and $320 to the Executive Supplemental Income Plan.

              Directors in 1999 each received $1,000 annual retainer and $500 per meeting attended as compensation for services as director plus a per meeting fee of $100 for each committee meeting attended.

Option Grants

     The Corporation does not grant options to its executive officers.

Compensation Pursuant to Plans

     The Bank maintains certain plans that provide, or may provide, additional compensation to current executive officers, directors and other employees of the Bank. These plans include the Employee Retirement Plan, the ESOP Plan, 401-(k) Savings and Stock Owenership Plan and the Executive Supplemental Income Plan. The Corporation does not have any such plans for its officers, directors and employees.

Employee Retirement Plan

     Effective March 1, 1953, the Bank adopted a non-contributory, tax qualified employee retirement plan (the "Retirement Plan") for employees of the Bank who have been employed for six months prior to any January 1 and who are at least 20 1/2 years old. The Retirement Plan was substantially amended effective March 1, 1987. Under its existing terms, benefits are based on an employee's average compensation during his or her employment. The Retirement Plan provides for 20% vesting upon completion of three years of service and 20% for each additional year of service up to 100%, for early retirement at age 55 and 10 years of vested service and for the payment of certain annuity benefits to the surviving spouse of an employee. Because the Retirement Plan is a defined benefit plan under which benefits vary with years of service, average annual salary and age at retirement, the costs under the plan are not included in the foregoing cash compensation table. The 1999 cost to the Bank under the plan represented 2.75% of total compensation, including overtime and bonuses. Mr. Milleson will receive an estimated annual retirement benefit of $46,285 based on current compensation, assuming that he retires at the normal retirement age of 65.

401(k) Savings Plan

     The Corporation sponsors a 401(k) savings plan under which eligible employees may choose to save up to 15% of their salary on a pretax basis, subject to certain IRS limits. The Corporation matches 50% (up to 6% of the employee's salary) of employee contributions with the Corporation's Common Stock. The shares for this purpose are provided principally by the Corporation's employee stock ownership plan (ESOP), supplemented, as needed, by newly issued shares. Contributions amounted to $39,000 in 1999, $33,175 in 1998 and $8,160 in 1997, including $581 in 1999, $887 in 1998 and $840 in 1997 for Mr. Ewing. Mr.
Milleson's portion of the contribution was $2,869 in 1999, $1,121 in 1998 and $1,035 in 1997.

Executive Supplemental Income Plan

     During 1994, the Executive Supplemental Plan was amended from the 1987 plan. Certain key employees, including Mr. Ewing, will have lifetime benefits paid following retirement or death while some employees, including Mr. Milleson, will be paid a lump sum of $4,000 upon retirement. The Plan provides that if employment is terminated for reasons other than death or disability prior to age 65, the amount of benefits would be reduced or forfeited. For Mr. Ewing the when the benefit begins is age 65 and his annual supplemental salary will be $20,946. The executive supplemental income benefit expense was $31,440 in 1999, $43,589 in 1998 and $47,590 in 1997, based on the present value of the retirement benefits, including $20,946 for Mr. Ewing and $320 for Mr. Milleson. The Plan is unfunded. However, life insurance has been acquired on the lives of these employees in amounts sufficient to discharge the obligations thereunder.

Personnel Committee Report on Executive Compensation

     The Committee considers the growth and profitability of the Bank to be directly related to the performance of the executive officers. Attracting and retaining executive officers with the proven ability to contribute to the overall performance of the Bank and, therefore, to enhance shareholder value is a primary objective. This is done through a competitive and equitable compensation plan.

     The Board of Directors uses the Virginia Bankers Association Salary Survey of Virginia banks to measure the value of senior executives in like positions across the state. Salary ranges are then set based on experience, responsibilities and qualifications. Annual compensation is tied to pre-determined bank performance goals.

     When determining the Chief Executive Officer's annual salary, the Board of Directors takes into account the CEO's past performance, the performance of the Bank relative to its peers and the compensation of comparable Chief Executive Officers in the State of Virginia. In addition to these factors, a subjective approach as to the future contributions of the Chief Executive Officer is considered.

Personnel Committee Interlocks and Insider Participation

     The current members of the Personnel committee are Mr. Robert W. Smalley, Jr., Dr. Marilyn C. Beck and Mr. John R. Milleson. Mr. Milleson replaced Mr. Lewis M. Ewing, who was a member of the Personnel Committee from January 1, 1999 to July 2, 1999. No executive officer of the Corporation or the Bank of Clarke County served as a director of another entity of which a member of the Committee is an employee.

Shareholder Return

     The following line graph compares the cumulative total shareholder return with the total returns of the NASDAQ Bank Index and to the total return of NASDAQ Index. This graph was created by comparing the percentage change in stock prices for the Corporation and both indices on an annual basis looking at the changes in stock price, cash dividends and stock splits since December 31, 1994.

                                 (insert graph)


                                   1994     1995     1996     1997     1998     1999
                                  ------   ------   ------   ------   ------   ------
EAGLE FINANCIAL SERVICES, INC.      100      107      118      144      164      172
NASDAQ BANK INDEX                   100      146      184      300      265      244
NASDAQ INDEX                        100      140      172      209      292      541

Transactions with Management

     The officers, directors, their immediate families and affiliated companies in which they are shareholders maintain normal relationships with the Corporation and the Bank. Loans made by the Bank are made in the ordinary course of business on the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with others, and do not involve more than normal risks of collectability or present other unfavorable features. On December 31, 1999, these persons and firms were indebted to the Bank for loans totalling $3,388,016.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, directors and executive officers of the Corporation and beneficial owners of more than 10% of the Corporation's Common Stock are required to file reports with the Securities and Exchange Commission and the Corporation of their beneficial ownership and changes in ownership of Common Stock.

     Based solely on a review of the forms that were filed and any written representations from reporting persons, the Corporation believes that it complied with all the required forms.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Yount, Hyde & Barbour, P.C. has been selected by the Board of Directors as the independent accountants for the Corporation for the year 2000.

     The firm of Yount, Hyde & Barbour, P.C. has served the Corporation, and the Bank of Clarke County prior to the establishment of the Corporation, since 1979. The independent accountants have no direct or indirect financial interest in the Corporation. Representatives of the firm of Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from the shareholders.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2001 Annual Meeting of Shareholders must cause such proposal to be delivered, in proper form, to the Secretary of the Corporation, whose address is 2 East Main Street, Berryville, Virginia 22611, no later than December 1, 2000, in order for the proposal to be considered for inclusion in the Corporation's Proxy Statement. The Corporation anticipates holding the 2001 Annual Meeting on April 18, 2001.

     The Corporation's Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders' meetings. For a shareholder to nominate a candidate for director or to bring other business before a meeting, written notice must be received by the Corporation not less than 60 days and not more than 90 days prior to the date of the meeting. Based on an anticipated meeting date of April 18, 2001 for the 2001 Annual Meeting of Shareholders, the Corporation must receive such notice no later than February 19, 2001 and no earlier than January 20, 2001. If shareholders receive notice less than 70 days prior to the meeting or public disclosure of the meeting date is made less than 70 days prior to the meeting, written notice must be received by the Corporation not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was made or such public disclosure was made.

     Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor, and other specific matters.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     THE CORPORATION'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR 1999 FILED WITH THE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO JAMES W. McCARTY, JR., SECRETARY OF THE CORPORATION, WHOSE ADDRESS IS 2 EAST MAIN STREET, BERRYVILLE, VIRGINIA 22611.

                                  OTHER MATTERS

     Management is not aware of any matters to be presented for action at the meeting other than as set forth herein. If any other matters properly come before the meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

                           By Order of the Board of Directors
                           James W. McCarty, Jr.
                           Vice President, Chief Financial Officer and Secretary

March 24, 2000

                           EAGLE FINANCIAL SERVICES, INC.
           Proxy for 2000 Annual Meeting of Shareholders Solicited on behalf of the Board of Directors

     The undersigned hereby constitutes and appoints Messrs. Lewis M. Ewing, John F. Milleson, Jr. and Thomas T. Byrd, or any one of them, attorneys and proxies, with the power of substitution in each, to act for the undersigned with respect to all of the Corporation's Common Stock of the undersigned at the Annual Meeting of Shareholders to be held at the John H. Enders Fire Company Social Hall on Wednesday, April 19, 2000, at Noon.


1.  Election of Directors [ ] For all nominees listed [ ] Withhold  authority to
    a) For a Three (3)        below (except as marked     vote for all nominees
       Year Term              to the contrary).

    Mary Bruce Glaize, Randall G. Vinson, Marilyn C. Beck, James W. Wilkins, Jr.

 2. Election of Director
     (1) One Year Term

         John R. Milleson


INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.

3. To vote in accordance with their best judgment on such other business, if any, that may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted for the nominees for election of directors listed in item l and 2.

                        Please sign and date on the back.

                              Please sign your name(s) exactly as registered.

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                                                                          , 2000
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                            Please date when you sign

PLEASE RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE